Exhibit 99.1

NeuroBo Pharmaceuticals’ Shareholders Elect Hyung Heon Kim and

Andrew I. Koven to NeuroBo’s Board of Directors

Experienced Leaders Bring More Than 30 Years of Industry Expertise

BOSTON, July 12, 2021 -- NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO), a clinical-stage biotechnology company focused on developing and commercializing multimodal disease-modifying therapies for viral, neuropathic and neurodegenerative diseases, today announced the results of the elections conducted at its Annual Meeting of Shareholders, held Friday July 9, 2021, during which  Hyung Heon Kim and Andrew I. Koven were elected to the Company’s Board of Directors .

Neither Akash Bakshi nor Jeong Gyun Oh stood for re-election at the Annual Meeting. The Board would like to thank Mr. Bakshi and Mr. Oh for their service.  The NeuroBo Board now consists of seven directors, six of whom are considered independent directors.

“On behalf of the NeuroBo Board, I am delighted to welcome Hyung and Andrew to the Company. Their collective industry leadership experience and legal expertise will be greatly valued as we advance our pipeline of multi-modal disease-modifying therapies for viral, neuropathic, and neurodegenerative diseases,” stated Richard J. Kang, Ph.D., President and Chief Executive Officer of NeuroBo.

“This is an exciting time to join the NeuroBo Board as the Company is making great strides in advancing its lead asset, ANA001, toward late-stage development in viral diseases, starting with COVID-19. I look forward to working with NeuroBo’s Board and executive management to support the Company’s future growth,” commented Mr. Kim.

“NeuroBo is at an important juncture in its evolution, and I look forward to leveraging my many years of experience leading drug development companies in order to help the Company realize its long-term vision,” said Mr. Koven.

Hyung Heon Kim

Mr. Kim is the General Counsel and a Vice President of Dong-A ST and Dong-A Socio Group, a Korean-based group of companies mainly engaged in the research, development, production and sale of pharmaceuticals, medical devices and APIs. Mr. Kim has served as General Counsel of Dong-A ST since January 2018 and as a Vice President of Dong-A ST since December 2020. He previously served as Executive Director of Dong-A ST from January 2018 through December 2020. Earlier, Mr. Kim was Head of International Legal Affairs for Dong-A Socio Holdings Co., Ltd., a Korean-based holding company for the Dong-A Socio group of companies, from 2012 to 2018. Prior to joining Dong-A Socio Group, Mr. Kim served as legal counsel to SK Energy Co., Ltd. and SK Innovation Co., Ltd. from 2008 to 2011. Since April 2021, Mr. Kim has served as a director of AnaPath Services GmbH, a private Swiss-based provider of scientific research and development services, and STP America Research Corp, a private New Jersey-based research and development company.

Mr. Kim received his Bachelor of Law degree from Soongshil University in Korea and his Juris Doctor from Washington University School of Law.

Andrew I. Koven

Mr. Koven is the Lead Independent Director of Kala Pharmaceuticals, Inc., a public biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for diseases of the eye, and has been, since December 2018; and has been a member of the Kala Board of Directors since September 2017. Mr. Koven was, until his retirement in January 2019, the President and Chief Business Officer of Aralez Pharmaceuticals Inc., a public specialty pharmaceutical company, and served in that role with the company’s predecessor, Pozen Inc., commencing in June 2015. Prior to joining Pozen, Mr. Koven was Executive Vice President, Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a public specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the Board of Directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Koven held the Executive Vice President and Chief Administrative and Legal Officer position at  Inspire Pharmaceuticals, Inc., a public specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. From March 2007 until February 2010, Mr. Koven was Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc. (now Sunovion), a public specialty pharmaceutical company, until its acquisition by Dainippon Sumitomo Pharma Co., Ltd. in 2010. Prior to joining Sepracor, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a public specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories (now AbbVie) in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The at The Equitable Life Assurance Society of the U.S.

Mr. Koven holds a Master of Laws (LL.M.) Degree from Columbia University School of Law and a Bachelor of Laws (LL.B.) Degree and Bachelor of Arts Degree in Political Science from Dalhousie University.

About NeuroBo Pharmaceuticals

NeuroBo Pharmaceuticals, Inc., a clinical-stage biotechnology company focused on developing and commercializing multi-modal disease-modifying therapies for viral, neuropathic, and neurodegenerative diseases, has a current portfolio of four drug candidates. The company's recently acquired ANA001 candidate is a proprietary oral niclosamide formulation in development as a treatment for patients with moderate to severe COVID-19 (patients not requiring ventilators). Niclosamide is a potential oral antiviral and anti-inflammatory agent with a long history of use and a well-understood safety profile in humans. ANA001 is currently being studied in a 60-subject Phase 2/3 clinical trial conducted at up to 20 clinical sites in the U.S. Niclosamide has demonstrated both antiviral and immunomodulatory activity with possible downstream effects on coagulation abnormalities observed in COVID-19. The company’s NB-01 candidate has been shown in a Phase 2 study to significantly reduce pain symptoms associated with painful diabetic neuropathy (PDN), with a superior safety profile when compared to currently available treatments. Due to the global COVID-19 crisis, a planned Phase 3 study of NB-01 was postponed. In the interim, NeuroBo is exploring a potential orphan drug indication targeting chronic pain for NB-01. NeuroBo's NB-02 drug candidate is focused on the treatment of Alzheimer's disease and neurodegenerative diseases associated with the pathological dysfunction of tau proteins in the brain. The company's fourth program, Gemcabene, was previously being developed for the treatment of dyslipidemia, a serious medical condition that increases the risk of life-threatening cardiovascular disease. Gemcabene is currently being assessed as an acute treatment for COVID-19.

For more information visit: https://www.neurobopharma.com.

Forward Looking Statements

Any statements in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the development of NeuroBo’s product candidates and the therapeutic potential, timing and nature of clinical trials and potential regulatory approval of NeuroBo’s clinical programs and pipeline. Forward-looking statements are usually identified by the use of words, such as "believes," "anticipates," "expects," "intends," "plans," "may," "potential," "will," "could" and similar expressions. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors and risks. These factors, risks and uncertainties include, but are not limited to: the failure to obtain all of the benefits or recognize all of the synergies anticipated from the ANA acquisition; the integration of ANA potentially diverting management resources from operational matters and other strategic opportunities; the effect of future milestone payments and royalties specified in the ANA acquisition agreement on the results of operations and financial position of NeuroBo; the occurrence of health epidemics or contagious diseases, such as COVID-19, and potential effects on NeuroBo's business, clinical trial sites, supply chain and manufacturing facilities; NeuroBo's ability to continue as a going concern; the timing of completion of NeuroBo's planned clinical trials, including with respect to ANA001 and Gemcabene; the timing of the availability of data from NeuroBo's clinical trials, including with respect to ANA001 and Gemcabene;  NeuroBo’s plans to research, develop and commercialize its current and future product candidates, including the potential alternative pathways for NB-01; NeuroBo’s ability to successfully collaborate with existing collaborators or enter into new collaborations and to fulfill its obligations under any such collaboration agreements; the clinical utility, potential benefits and market acceptance of NeuroBo's product candidates, including ANA001 and Gemcabene; the impact of government laws and regulations; NeuroBo’s ability to protect its intellectual property position; and NeuroBo's need for additional financing to fulfill its stated goals; and other factors discussed in the "Risk Factors" section of NeuroBo's Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about the date hereof. In addition, the forward-looking statements included in this press release represent NeuroBo's views as of the date hereof. NeuroBo anticipates that subsequent events and developments will cause its views to change. However, while NeuroBo may elect to update these forward-looking statements at some point in the future, NeuroBo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing NeuroBo's views as of any date subsequent to the date hereof.

Contacts:

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